EXHIBIT F-2
PAGELAB NETWORK, INC

ARTICLES OF INCORPORATION/MERGER

Pursuant to Section 302A.621 of the Minnesota Business Corporation Act, the undersigned officer of PageLab Network, Inc., a Minnesota corporation (hereinafter referred to as the “Surviving Corporation”), which is the owner of all of the issued and outstanding common stock, $0.01 par value per share, of PLN Name Change Subsidiary, Inc., a Minnesota corporation (hereinafter referred to as the “Subsidiary Corporation”), which is the only outstanding class of capital of capital stock of the Subsidiary Corporation, hereby executes and files these Articles of Merger:

            FIRST:  The Plan of Merger providing for the merger of Subsidiary Corporation into the Surviving Corporation, in the form of resolutions duly adopted by the Board of Directors of the Surviving Corporation on November 25, 2002, is attached hereto as Exhibit A.

            SECOND:  The number of outstanding shares of each class and series of the Subsidiary Corporation and the number of shares of each class and series of the Subsidiary Corporation owned by the Surviving Corporation are as follows:

		Number of Shares
Designation	Number of	Owned by Parent
of Class & Series	Outstanding Shares	Corporation

Common Stock,	100	100
$0.01 par value

THIRD: The Plan of Merger has been duly approved by the Surviving Corporation under Minnesota Statutes Section 302A.621.

            FOURTH:  There are no shareholders of the Subsidiary Corporation other than the Surviving Corporation, and accordingly, there is no notice required to any other shareholder pursuant to Minnesota Statutes Section 302A.621, Subd. 2.

            FIFTH:  Upon the effective time of the merger, pursuant to Minnesota Statutes Section 302A.621, Subd. 1, Article 1 of the Surviving Corporation’s Articles of Incorporation shall be amended to read as follows:

“ARTICLE 1
NAME

The name of the Corporation is: Subjex Corporation.”

SIXTH: The merger shall be effective as of the date these Articles of Merger are accepted for filing with the office of the Minnesota Secretary of State.

Dated as of November 25, 2002.

PAGELAB NETWORK, INC.

By:	/s/ Andrew D. Hyder
Andrew D. Hyder
Co-President